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Exhibit 4.3

INT
Incorporated under the laws
of the State of Delaware
See Reverse for Certain Definitions

CUSIP 45885B 10 0
This Certifies that
is the record holder of
 Fully paid and nonassessable shares of common stock, $.001 par value, of Intermune, Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
 Secretary
President and Chief Executive Officer
Countersigned and Registered:
Chasemellon Shareholder Services, L.L.C.
Transfer Agent and Registrar
By
Authorized Signature

The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation's Secretary at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COMD
TEN ENTD
JT TEND

as tenants in common
as tenants by the entireties
as joint tenants with right of
survivorship and not as tenants
in common

UNIF GIFT MIN ACTD	Custodian
(Cust) (Minor)
under Uniform Gifts to Minors Act
(State)
UNIF TRF MIN ACTD	Custodian (until age )
(Cust)
under Uniform Transfers
(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, transfer(s) unto	hereby sell(s), assign(s) and

Please insert Social Security or other identifying number of assignee

(Please print or typewrite name and address, including zip code, of assignee)
Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
X
X
 Notice:
The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed

The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.
By

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  Exhibit 4.3